Exhibit 10.2


                              SUPERVISORY AGREEMENT
                              ---------------------

     This Supervisory Agreement (Agreement) is made and effective this _24th_ day of April 2009 (Effective Date), by and through the Board of Directors (Board) of Los Padres Bank, Solvang, California, OTS Docket No. 07935 (Association), and the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Western Region (Regional Director).

     WHEREAS, based on its Report of Examination of the Association issued November 12, 2008 (Report of Examination), OTS finds that the Association has engaged in acts and practices that are unsafe and unsound; and

     WHEREAS, OTS is the primary federal regulator of the Association pursuant to the Home Owners' Loan Act (HOLA), 12 USC ss.ss. 1461 et seq., and is the Association's appropriate Federal banking agency for purposes of the Federal Deposit Insurance Act (FDIA), 12 USC ss.ss. 1811 et seq.; and

     WHEREAS, in furtherance of their common goal to ensure that the Association continues to address the unsafe and unsound acts and practices and weaknesses and deficiencies identified by OTS, the Association and OTS have mutually agreed to enter into this Agreement; and

     WHEREAS, on April 23rd 2009, the Association's Board, at a duly constituted meeting adopted a resolution (Board Resolution) that authorizes the Association to enter into this Agreement and directs compliance by the Association and its directors, officers, employees, and other institution-affiliated parties with each and every provision of this Agreement.

     NOW THEREFORE, in consideration of the above premises, it is agreed as follows:

Capital
-------

     1. The Association shall have and maintain Tier 1 and risk-based capital as follows:

         a. On and after June 30, 2009, the Association shall have and maintain a Tier 1 capital ratio of at least six (6) percent and a total risk-based capital ratio of at least eleven (11) percent.

         b. On and after September 30, 2009, the Association shall have and maintain a Tier 1 capital ratio of at least seven (7) percent and a total risk-based capital ratio of at least twelve (12) percent.

     2. Within thirty (30) days from the Effective Date, the Board shall adopt and submit to OTS a written plan to preserve and maintain the Association's capital at the levels prescribed in Paragraph 1 (Capital Augmentation Plan). At a minimum, the Capital Augmentation Plan shall:

         a.  Consider  the  requirements   and  restrictions   imposed  by  this
     Agreement;

         b. Consider and address different scenarios based on current asset quality trends and real estate market conditions;

         c. Require the Senior Executive Officers (Management) to continually assesses the sufficiency of the Association's capital levels relative to the Association's risk profile, classified asset levels, allowance for loan and lease losses (ALLL), earnings, level of construction loans, and trends in all of the above-listed areas;

         d. Establish the timeframes by which additional capital will be raised;

         e. Detail the method by which the additional capital will be raised and identify the sources of such capital;

         f. Establish an alternative strategy, including but not limited to, seeking a merger or acquisition partner, to be implemented immediately if the Board's primary strategy to raise additional capital is unsuccessful; and

         g. Require Management to prepare and submit for Board review at each regular monthly Board meeting, a written report on the Association's compliance with the Capital Augmentation Plan and the Association's current capital levels (Capital Status Report).

     3. Effective immediately, the Board shall: (a) review the Association's capital levels and the Capital Status Report at each regular monthly Board meeting; and (b) ensure that Management continually assesses the sufficiency of the Association's capital levels relative to the factors listed in Paragraph 2.c. above. The Board's review shall be fully detailed in the Board meeting minutes. A copy of the Capital Status Report, any supporting documents, reports, or other information reviewed by the Board, and the Board meeting minutes detailing the Board's review, shall be provided to the Regional Director within ten (10) days after the Board meeting.

Business Plan
-------------

     4. Within thirty (30) days from the Effective Date, the Board shall adopt and submit to OTS a written comprehensive plan (Business Plan), to return the Association to long-term profitability covering at least 2009 through 2011. At a minimum, the Business Plan shall include:

         a. A detailed discussion of the Association's existing and future operations and lines of business for the time period covered by the Business Plan, including lending, investments, and funding;

         b. Specific strategies for improving the Association's profitability;

         c. A detailed analysis of the risks attendant to the activities projected in the Business Plan and a full description of the steps to be taken to mitigate such risks;

         d. Defined strategies for capital preservation and enhancement to, at a minimum, meet and maintain the capital requirements set forth in Paragraph 1; and

         e. Pro forma balance sheets, income statements and regulatory capital schedules for each quarter of the time period covered by the Business Plan.

Concentration Policy
--------------------

     5. Within thirty (30) days from the Effective Date, the Board shall adopt and submit to OTS a revised comprehensive concentration policy (Concentration Policy) that sets limits for the Association's concentrations for both loans and investments (expressed as a percentage of core capital plus ALLL). The concentration limits should be consistent with the Business Plan required in Paragraph 4 and Section 201.4 of the OTS Examination Handbook (Limits and Guidelines for Concentrations of Credit).

     6. The Concentration Policy shall also set limits for the Association's concentrations of funding sources.

Liquidity Policy
----------------

     7. Within thirty (30) days from the Effective Date, the Board shall adopt and submit to OTS a comprehensive Liquidity Policy. The Liquidity Policy shall contain specific Board strategies for ensuring that the Association maintains adequate short-term and long-term liquidity to withstand any anticipated or extraordinary demand against its funding base. At a minimum, the Liquidity Policy must include: (a) a cash flow analysis that includes reasonable assumptions, identifies anticipated funding needs and the sources of liquidity to meet those needs, considers the level and maturity of brokered deposits, and addresses potential contingent liabilities; and (b) identification of alternative funding sources to meet extraordinary demands. Such alternative funding sources must consider, at a minimum, the selling of assets, obtaining lines of credits from correspondent institutions, recovering charged-off assets, and injecting additional equity capital. Further, the Liquidity Policy shall require provision of liquidity reports to the Board and OTS in a frequency satisfactory to OTS.

Internal Asset Review Policy
----------------------------

     8. Within thirty (30) days from the Effective Date, the Board shall adopt and submit to OTS a revised comprehensive Internal Asset Review Policy (the IAR Policy) that is commensurate with the Association's size, risk, and the complexity of its lending and investment activities, and consistent with the requirements of OTS Chief Executive Officer Memorandum No. 140. The IAR Policy shall fully address the comments made in the Report of Examination and shall establish timeframes and procedures for reporting the results of all independent asset reviews to the Board for consideration. Particular emphasis should be applied to commercial lending and the commercial loan portfolio. To ensure the independence of the IAR function, the IAR Policy shall require loan underwriting, servicing, and purchasing functions to be segregated from the credit review function, except for common oversight of all functions by members of management.

     9. The IAR Policy shall, at a minimum, require management to conduct quarterly reviews of classified assets and to prepare quarterly reports to the Board, to be submitted in writing within thirty (30) days after the close of each calendar quarter beginning with the quarter ending on March 31, 2009, regarding the status and resolution of each classified asset. The Board shall conduct its review of the quarterly reports required by this Paragraph within thirty (30) days of receipt of the quarterly reports from Management. The IAR Policy shall require that the Board fully document its review of the IAR Policy results in the appropriate Board meeting minutes.

Comments by OTS; Adoption by Board

     10. Following submission and review by the OTS, the Board shall make any changes to the Capital Augmentation Plan, Business Plan, and the Concentration, Liquidity, and IAR policies (collectively Foregoing Policies) within fifteen
(15) days after receipt of any comments from OTS. Thereafter, the Board shall adopt the Capital Augmentation Plan, Business Plan, and Foregoing Policies and ensure that the Association implements and adheres to them. Any request to modify the Capital Augmentation Plan, Business Plan, and Foregoing Policies shall be submitted to OTS for review and written non-objection at least thirty
(30) days prior to the proposed date to implement such modification.

Variance Reports
----------------

     11. Management shall prepare quarterly variance reports on the Association's compliance with the Capital Augmentation Plan and Business Plan within thirty (30) days after the close of each quarter beginning with the quarter ending June 30, 2009. Such variance reports shall detail actual operating results versus projected results and shall include detailed explanations of any material deviations with a description of the specific corrective actions or measures that have been implemented or are proposed to address the material deviation. The Board shall review the variance reports on a quarterly basis, and shall discuss Association's compliance with the Capital Augmentation Plan and Business Plan. The Board's review of the variance reports and evaluation of the Association's compliance with the material elements of the Capital Augmentation Plan and Business Plan shall be thoroughly documented in the Board meeting minutes.

     12. Within ten (10) days after the date of the Board meeting at which the Board's review of the variance reports is conducted, the Board shall provide OTS with a copy of Management's quarterly variance reports and the Board meeting minutes detailing the Board's review of the variance reports, including the identification of any corrective actions adopted by the Board and the Board's evaluation and assessment of the Association's compliance with the Capital Augmentation Plan and Business Plan.

Independent Third-Party Review of Commercial Loan Portfolio
-----------------------------------------------------------

     13. The Association has engaged the services of an independent third-party consultant acceptable to OTS (Consultant) to review the Association's commercial loan portfolio for the purpose of determining whether the classification and loss recognition applicable to those assets are appropriate and in compliance with 12 CFR ss. 560.160 and OTS Examination Handbook ss. 260.

     14. Within forty-five (45) days from date of the Association's initial engagement of the Consultant, the Consultant shall deliver a final, written report (Report) containing the findings and recommendations of the Consultant to the OTS and the Board. The Report shall contain, at a minimum: (a) a recommendation for classification of each loan reviewed, including support for each such recommended classification; and (b) recommendations for improvement of classification and loss recognition processes applicable to the commercial loan portfolio.

Independent Third-Party Review of ALLL Methodology
--------------------------------------------------

     15. The Association has engaged the services of an independent third-party consultant acceptable to OTS (Consultant) to review the Association's ALLL Methodology to determine: (a) whether the ALLL Methodology is adequate given the Association's risk profile; and (b) whether the ALLL Methodology is in accordance with all relevant regulatory guidance, including, but not limited to the December 13, 2006 Interagency Policy Statement on the Allowance for Loan and Lease Losses (ALLL) and Questions and Answers on Accounting for Loan and Lease Losses (2006 ALLL Policy Statement).

     16. The Consultant's review of the Association's ALLL Methodology should consider, and document, any factors that are likely to cause estimated losses to differ from historical loss experience. Specifically, consideration should be given to:

         a. Changes in local and national economic/business conditions;

         b. Changes in the volume or type of credit extended; and

         c. The existence of, or changes in, the level of concentrations of credit.

     17. Within forty-five (45) days from date of the Association's initial engagement of the Consultant, the Consultant shall deliver a Report containing the findings and recommendations of the Consultant to the OTS and the Board.

Submission to OTS
-----------------

     18. Within ten (10) days of the Association's receipt of the foregoing Consultants' Reports consistent with Paragraphs 14 and 17, above, the Association shall submit to OTS for review and non-objection written action plans that fully address the findings and recommendations contained in the Consultants' Report, and describe the specific actions the Board has taken or proposes to take pursuant to the findings and recommendations contained in those Reports.

     19. The Board shall make any changes to the written action plans required by OTS within fifteen (15) days after receipt of OTS's comments. Thereafter, the Board shall adopt the written action plans and ensure that the Association implements and adheres to them. Any request to modify the written action plans shall be submitted to OTS for review and written non-objection at least thirty
(30) days prior to the proposed date to implement such modification. Any deviation from the written action plans shall be a violation of this Agreement.

Brokered Deposit Restriction
----------------------------

     20. Effective immediately, the Association shall comply with the requirements of 12 CFR ss. 337.6(b)(2) and shall not, without obtaining a prior written approval of the Federal Deposit Insurance Corporation (FDIC) pursuant to 12 CFR ss. 337.6(c): (a) accept, renew or roll over any brokered deposit, as that term is defined at 12 CFR ss. 337.6(a)(2); or (b) act as a deposit broker, as that term is defined at 12 CFR ss. 337.6(a)(5).

Investment Securities and Derivative Instrument Restrictions
------------------------------------------------------------

         21. The Association shall not purchase securities or derivative instruments other than agency-backed securities or securities backed with the full faith and credit of the United States government without the prior written non-objection of the OTS.

Schedule CMR Reporting
----------------------

     22. Effective immediately, the Association shall have and maintain sufficient documentation to support the valuation of self-valued securities as reported in the Thrift Financial report - Schedule CMR. Such documentation shall include, at a minimum, information supporting price discovery such as Bloomberg valuations, valuations from pricing services, or documented results of the Association's internal valuation model.

Restriction on Asset Growth
---------------------------

     23. Effective immediately, unless permitted in writing in advance by the OTS, the Association shall limit its asset growth in any quarter to an amount not to exceed net interest credited on deposit liabilities during the quarter. See OTS Regulatory Bulletin 3b.

Notice of Change of Director or Senior Executive Officer
--------------------------------------------------------

     24. Effective immediately, the Association is required to notify the OTS of the proposed addition of any individual to the board of directors or the employment of any individual as a senior executive officer or changing of responsibilities of any senior executive officer at least thirty (30) days before such addition or employment or change becomes effective, as required by 12 CFR ss. 563.560(a)(1)(ii) and 12 USC ss. 1831i.

Golden Parachute Restrictions
-----------------------------

     25. Effective immediately, the Association shall not make any golden parachute payment(1) or prohibited indemnification payment(2) unless, with respect to each such payment, the Association has complied with the requirements of 12 CFR Part 359 and, as to indemnification payments, 12 CFR ss. 545.121.

Notice of Contractual Arrangements Involving Compensation
---------------------------------------------------------

     26. Effective immediately, the Association shall not enter into, renew, extend or revise any contractual arrangement related to compensation or benefits for any director or officer of the Association, unless it first: (a) provides OTS with a minimum of thirty (30) days advance written notice of a proposed transaction; and (b) receives a written notice of non-objection from the OTS.

See OTS Examination Handbook ss. 310 (p. 310.17).

     27. The notice to OTS shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites. The Board shall ensure that any contract, agreement or arrangement submitted to OTS fully complies with the requirements of 12 CFR Part 359, 12 CFR ss.ss. 563.39 and 563.161(b), and 12 CFR Part 570 -
Appendix A.

Contracts Outside of the Ordinary Course of Business
----------------------------------------------------

     28. Effective immediately, the Association shall not enter into any third-party contracts outside of the Association's normal course of business without the prior written non-objection of the OTS. To seek such non-objection the Association shall provide a minimum of thirty (30) days advance written notice to the OTS of any such proposed contract. At a minimum, such notice shall set forth the Association's reasons for seeking the contract and shall transmit a copy of the proposed contract. See Examination Handbook ss. 310 (pp. 310.20 &
21) and OTS Thrift Bulletin 82a.


----------------
(1)  The term "golden parachute payment" is defined at 12 CFRss. 359.1(f).
(2) The term "prohibited indemnification payment" is defined at 12 CFR ss. 359.1(l).

Transactions with Affiliates Restriction
----------------------------------------

     29. Effective immediately, the Association may not engage in any transaction with any affiliate or subsidiary (other than exempt transactions under 12 CFR Part 223). The Association shall provide a thirty (30) day advance written notice to the OTS of any proposed affiliate or subsidiary transaction that includes a full description of the transaction. If the OTS does not respond within the thirty (30) day notice period, the Association may proceed with the transaction. 12 CFR ss. 563.41(c)(4).

Dividend Restriction
--------------------

     30. Effective immediately, the Association shall not declare, make, or pay any dividends (on any class of stock) or other capital distributions, as that term is defined in 12 CFR ss. 563.141, or redeem any capital stock without receiving the prior written non-objection of OTS. The Association's written request for such non-objection shall be submitted to OTS at least thirty (30) days prior to the anticipated date of the proposed dividend payment or capital distribution.

Effective Date
--------------

     31. This Agreement is effective on the Effective Date as shown on the first page.

Duration
--------

     32. This Agreement shall remain in effect until terminated, modified, or suspended by written notice of such action by OTS, acting by and through its authorized representatives.

Time Calculations
-----------------

     33. Calculation of time limitations for compliance with the terms of this Agreement run from the Effective Date and shall be based on calendar days, unless otherwise noted.

     34. The Regional Director, or an OTS authorized representative, may extend any of the deadlines set forth in the provisions of this Agreement upon written request by the Association that includes reasons in support for any extension. Any OTS extension shall be made in writing.

Submissions and Notices
-----------------------

     35. All submissions, including progress reports, to OTS that are required by or contemplated by the Agreement shall be submitted within the specified timeframes.

     36. Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Agreement shall be in writing and sent by first-class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:


                  a.    To OTS:
                        -------

                        C.K. Lee, Regional Director
                        Office of Thrift Supervision, Western Region
                        225 E. John Carpenter Freeway, Suite 500
                        Irving, TX 75062-2326

                        With a Copy To:
                        ---------------

                        Timothy J. Lane, Assistant Director
                        Office of Thrift Supervision, Western Region
                        1551 N. Tustin Avenue, Suite 1050
                        Santa Ana, CA 92705

                  b.    To the Association:
                        -------------------

                        Attn:  Craig J. Cerny
                        Los Padres Bank
                        610 Alamo Pintado Road
                        Solvang, CA 93463

No Violations Authorized
------------------------

     37.  Nothing  in  this  Agreement   shall  be  construed  as  allowing  the
Association, its Board, officers or employees to violate any law, rule, or regulation.

OTS Authority Not Affected
--------------------------

     38. Nothing in this Agreement shall inhibit, estop, bar or otherwise prevent OTS from taking any other action affecting the Association if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

Other Governmental Actions Not Affected
---------------------------------------

     39. The Association acknowledges and agrees that its execution of the Agreement is solely for the purpose of resolving the matters addressed herein, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Association that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than OTS.

Miscellaneous
-------------

     40. The laws of the United States of America shall govern the construction and validity of this Agreement.

     41. If any provision of this Agreement is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director or his designate in his or her sole discretion determines otherwise.

     42. All references to OTS in this Agreement shall also mean any of the OTS's predecessors, successors, and assigns.

     43.  The  section  and  paragraph   headings  in  this  Agreement  are  for
convenience only and shall not affect the interpretation of this Agreement.

     44. The terms of this Agreement represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

Enforceability of Agreement
---------------------------

     45. This Agreement is a "written agreement" entered into with an agency within the meaning and for the purposes of Section 8 of the FDIA, 12 USC ss. 1818.

Signature of Directors/Board Resolution
---------------------------------------

     46. Each Director signing this Agreement attests that he or she voted in favor of a Board Resolution authorizing the consent of the Association to the issuance and execution of the Agreement. A copy of the Board Resolution authorizing execution of this Agreement shall be delivered to OTS, along with the executed original(s) of this Agreement.



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                                       14

     WHEREFORE, OTS, acting by and through its Regional Director, and the Board of the Association, hereby execute this Agreement.


LOS PADRES BANK                                     OFFICE OF THRIFT SUPERVISION
Solvang, California

By: /s/_Craig J. Cerny                              By: /s/ Edwin Chow
    ------------------                                  --------------
    Craig J. Cerny, Chairman                            Edwin Chow, Deputy
                                                        Regional Director
                                                        Western Region

                                                        Date: See Effective Date
                                                              on page 1


/s/ Paul O. Halme
-----------------
Paul O. Halme, Director


/s/ Tim Hatlestad
-----------------
Tim Hatlestad, Director


/s/ Mark R. Larrabee
--------------------
Mark R. Larrabee, Director


/s/ John J. McConnell
---------------------
John J. McConnell, Director


/s/ William D. Ross
-------------------
William D. Ross, Director


/s/ William W. Phillips, Jr.
----------------------------
William W. Phillips, Jr., Director


/s/ Susan C. Weber
------------------
Susan C. Weber, Director


                                       15